Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated April 15, 2008 relating to the consolidated financial statements of Adrenalina appearing in the Prospectus, which is part of this Registration Statement. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Goldstein Schechter Koch Price Lucas Horwitz & Co., P.A

Miami, Florida
June 2, 2008